Exhibit 99.1

Contact
Investor Relations
Phone: (441) 278-0988
Email: investorrelations@endurance.bm
ENDURANCE REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS
PEMBROKE, Bermuda — July 26, 2011 — Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income of $41.1 million and $0.87 per diluted common share for the second quarter of 2011 versus net income of $58.6 million and $0.97 per diluted common share in the second quarter of 2010. For the six months ended June 30, 2011, Endurance reported a net loss of $46.3 million and $1.36 per diluted common share versus net income of $114.4 million and $1.88 per diluted common share for the six months ended June 30, 2010. Book value per diluted share was $52.20 at June 30, 2011, an increase of 1.3% for the quarter and 9.3% for the last twelve months.
Operating highlights for the quarter ended June 30, 2011 were as follows:
•	Net premiums written of $441.8 million, a decrease of 2.0% over the same period in 2010;
•	Combined ratio of 101.9%, which included 12.8 percentage points of catastrophe losses, offset in part by 9.2 percentage points of favorable prior year loss reserve development;
•	Net investment income of $39.8 million, an increase of $6.5 million over the same period in 2010;
•	Operating income, which excludes after-tax realized and unrealized investment gains and losses and foreign exchange gains and losses, of $24.5 million and $0.48 per diluted common share; and
•	Operating return on average common equity for the quarter of 0.9%, or 3.7% on an annualized basis.
Operating highlights for the six months ended June 30, 2011 were as follows:
•	Net premiums written of $1,240.6 million, an increase of 7.5% over the same period in 2010;
•	Combined ratio of 118.4%, which included 29.0 percentage points of catastrophe losses, offset in part by 10.8 percentage points of favorable prior year loss reserve development;
•	Net investment income of $92.3 million, an increase of $2.5 million over the same period in 2010;
•	Operating loss, which excludes after-tax realized and unrealized investment gains and losses and foreign exchange gains and losses, of $72.2 million and $2.00 per diluted common share; and
•	Operating return on average common equity for the first half of the year of negative 3.3%, or negative 6.5% on an annualized basis.
David Cash, Chief Executive Officer, commented, “I am pleased with how Endurance has performed in the face of low investment yields, continued frequency of severe catastrophe losses around the world, and severe drought conditions in the Southwest United States. Our well diversified portfolio, quality underwriting and risk management and prudent capital management have enabled us to maintain our capital strength and grow our book value per share 9.3% over the last 12 months.”

Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended June 30, 2011 were as follows:
•	Net premiums written of $173.5 million, a decrease of 11.0% from the second quarter of 2010;
•	Combined ratio of 97.6%, an increase of 3.5 percentage points from the second quarter of 2010; and
•	Favorable prior year loss reserve development of 9.3 percentage points during the current period, compared to 3.6 percentage points of favorable prior year loss reserve development in the second quarter of 2010.
Operating highlights for Endurance’s Insurance segment for the six months ended June 30, 2011 were as follows:
•	Net premiums written of $605.8 million, an increase of 11.4% from the same period in 2010;
•	Combined ratio of 96.0%, an increase of 2.8 percentage points from the same period in 2010; and
•	Favorable prior year loss reserve development of 14.0 percentage points during the current period, compared to 6.9 percentage points of favorable prior year loss reserve development in the same period in 2010.
Second quarter net premiums written in the Insurance segment declined as lower premiums in the property, professional and healthcare lines of business were partially offset by increased premiums in the casualty line of business which benefited from growth in our recently launched Contract Binding Authority unit. The decline in net premiums written in the property, professional and healthcare lines of business was driven by increased competition in those lines of business, which led to either non-renewal of the business or a move to higher policy attachment points. For the six months ended June 30, 2011, net premiums written increased primarily as a result of increased commodity prices in the agriculture line and growth in casualty premiums, partially offset by declines in the property and professional lines of business.
The increase in the Insurance segment combined ratios in the second quarter and first six months of 2011 compared to the same periods in 2010 resulted from higher net loss and general and administrative expense ratios, partially offset by an improvement in the acquisition expense ratios. The 2011 Insurance segment net loss ratios were higher than the net loss ratios in the corresponding 2010 periods primarily due to storm and flood losses in the property insurance line of business and from higher expected losses in our agriculture line of business due to the current drought in the Southwest United States and the excess moisture in the Midwest United States in the spring. These losses were partially offset by higher levels of favorable prior year reserve development. The current quarter combined ratio benefitted from 9.3 percentage points of favorable loss reserve development compared to 3.6 percentage points of favorable development in the second quarter of 2010. For the first six months of 2011, the combined ratio benefitted from 14.0 percentage points of favorable loss development compared to 6.9 percentage points for the first six months of 2010. Favorable development for both periods was driven primarily by the short tail and other lines of business, as claims did not occur as originally expected.
The current periods’ general and administrative expense ratios increased compared to 2010, as Endurance is investing in several new insurance lines of business, which requires higher initial expenses compared to revenues. The acquisition expense ratios in both periods in 2011 are lower than the same periods in 2010 as the agriculture line of business comprises a greater portion of earned premiums and has lower related acquisition costs.

Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended June 30, 2011 were as follows:
•	Net premiums written of $268.3 million, an increase of 4.9% from the second quarter of 2010;
•	Combined ratio of 106.4%, an increase of 18.5 percentage points from the second quarter of 2010; and
•	Favorable prior year loss reserve development of 9.1 percentage points during the current period, compared to 9.4 percentage points of favorable prior year loss reserve development in the second quarter of 2010.
Operating highlights for Endurance’s Reinsurance segment for the six months ended June 30, 2011 were as follows:
•	Net premiums written of $634.8 million, an increase of 4.1% from the same period in 2010;
•	Combined ratio of 138.5%, an increase of 44.2 percentage points from the same period in 2010; and
•	Favorable prior year loss reserve development of 7.8 percentage points during the current period, compared to 9.4 percentage points of favorable prior year loss reserve development in the same period in 2010.
The increase in net premiums written in the Reinsurance segment in the second quarter of 2011 and first six months of 2011 resulted primarily from growth in the property, catastrophe, and aerospace and marine lines of business, partially offset by declines in the casualty and surety and other lines of business compared to 2010. Within the property line of business, growth primarily resulted from positive premiums adjustments and new business underwritten in our Singapore and Zurich offices. Growth in our catastrophe premiums was driven predominantly from price increases in our U.S. exposed business at mid-year renewals. Current quarter casualty net premiums written declined 19.7% due to several contracts that were not renewed due to pricing, terms and conditions.
The Reinsurance segment’s combined ratio in the second quarter of 2011 increased compared to the second quarter of 2010 primarily due to $61.8 million or 26.5 percentage points in net losses from the United States tornadoes that occurred in April and May. The current period’s loss ratio benefitted from 9.1 percentage points of favorable loss reserve development compared to 9.4 percentage points in the second quarter of 2010.
For the first six months of 2011, the Reinsurance segment reported a combined ratio of 138.5% compared to 94.3% for the same period in 2010. The increase in the combined ratio was largely attributable to a greater frequency of catastrophe events in 2011, including the Australian floods and cyclone, the Japan and New Zealand earthquakes, and the spring tornadoes in the United States, which resulted in net losses of $250.8 million or 55.2 percentage points to the combined ratio. For the six months ended June 30, 2011, the net loss ratio benefitted from 7.8 percentage points of favorable loss reserve development compared to 9.4 percentage points in the first six months of 2010.

Investments
Endurance’s net investment income for the quarter ended June 30, 2011 was $39.8 million, an increase of $6.5 million or 19.5% as compared to the same period in 2010. Endurance’s net investment income for the six months ended June 30, 2011 was $92.3 million, an increase of $2.5 million or 2.8% as compared to the same period in 2010. During the second quarter and six months ended June 30, 2011, Endurance’s net investment income included mark to market gains of $1.2 million and $14.9 million, respectively, on its alternative investments and high yield loan funds included in other investments, as compared to mark to market losses of $7.0 million and gains of $10.0 million in the second quarter and first six months of 2010, respectively. Investment income generated from Endurance’s fixed maturity investments decreased by $1.9 million and $3.3 million for the three and six months ended June 30, 2011 compared to the same periods in 2010 due to lower reinvestment rates during the current periods and the short duration of the portfolio. The ending book yield on Endurance’s fixed maturity investments at June 30, 2011 was 2.93%, down from 3.13% at December 31, 2010.
Endurance’s fixed income investments, which comprised approximately 92.4% of Endurance’s investments as of June 30, 2011, maintained an average credit quality of AA as of June 30, 2011. Endurance recorded net realized investment gains of $21.5 million during the second quarter and $25.3 million of net realized gains for the first six months of 2011 compared to net realized investment gains of $2.7 million and $6.2 million during the second quarter and first six months of 2010.
Endurance ended the second quarter of 2011 with cash and invested assets of $6.4 billion, which represents a 2.9% increase from December 31, 2010. Net operating cash flow was $288.3 million for the six months ended June 30, 2011 versus $216.2 million for the same period in 2010.
Capitalization and Shareholders’ Equity
At June 30, 2011, Endurance’s shareholders’ equity was $2.67 billion or $52.20 per diluted common share versus $2.85 billion or $52.74 per diluted common share at December 31, 2010. During the second quarter, Endurance issued $230 million of 7.5% perpetual non-cumulative preferred shares.
Earnings Call
Endurance will host a conference call on July 27, 2011 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (800) 823-4842 (toll-free) or (913) 312-0852 (international) and entering pass code: 9424776. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 10, 2011 by dialing (888) 203-1112 (toll-free) or (719) 457-0820 (international) and entering the pass code: 9424776.
The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.
A copy of Endurance’s financial supplement for the second quarter of 2011 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.
Operating income, operating return on average common equity, operating income per dilutive common share, operating income allocated to common shareholders and combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings
Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, workers’ compensation, professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.
Safe Harbor for Forward-Looking Statements
Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.
Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars, except share and per share amounts)

	June 30,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$750,844	$609,852
Fixed maturity investments, available for sale, at fair value	4,961,948	5,116,702
Short term investments, available for sale, at fair value	303,895	70,444
Equity securities, available for sale, at fair value	32,322	13,565
Other investments	395,078	376,652
Premiums receivable, net	1,154,480	827,609
Deferred acquisition costs	182,870	154,484
Securities lending collateral	84,652	59,886
Prepaid reinsurance premiums	198,708	107,977
Losses recoverable	369,081	319,349
Accrued investment income	31,189	32,934
Goodwill and intangible assets	186,835	181,954
Deferred tax assets	38,144	33,684
Receivable on pending investment sales	3,685	602
Other assets	66,309	73,711

Total Assets	$8,760,040	$7,979,405

Liabilities
Reserve for losses and loss expenses	$3,748,124	$3,319,927
Reserve for unearned premiums	1,304,146	842,154
Net deposit liabilities	30,300	32,505
Securities lending payable	84,652	59,886
Reinsurance balances payable	209,548	228,860
Debt	528,540	528,411
Payable on pending investment purchases	80,532	—
Other liabilities	103,922	119,509

Total Liabilities	6,089,764	5,131,252

Shareholders’ Equity
Preferred shares
Series A, non-cumulative — 8,000,000 issued and outstanding (2010 — 8,000,000)	8,000	8,000
Series B, non-cumulative — 9,200,000 issued and outstanding (2010 — Nil)	9,200	—
Common shares
40,509,263 issued and outstanding (2010 — 47,218,468)	40,509	47,218
Additional paid-in capital	509,165	613,915
Accumulated other comprehensive income	141,140	138,571
Retained earnings	1,962,262	2,040,449

Total Shareholders’ Equity	2,670,276	2,848,153

Total Liabilities and Shareholders’ Equity	$8,760,040	$7,979,405

Book Value per Common Share
Dilutive common shares outstanding	42,917,394	50,210,614
Diluted book value per common share[a]	$52.20	$52.74

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2010, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $430 million liquidation value of the preferred shares (2010 : $200 million)

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Revenues
Gross premiums written	$502,924	$489,568	$1,503,282	$1,308,437

Net premiums written	$441,758	$450,803	$1,240,630	$1,153,745
Change in unearned premiums	44,820	5,592	(371,219)	(332,161)

Net premiums earned	486,578	456,395	869,411	821,584
Other underwriting income (loss)	1,088	(2,663)	19	(2,368)
Net investment income	39,842	33,351	92,343	89,830
Net realized and unrealized investment gains	21,532	2,657	25,307	6,201

Total other-than-temporary impairment losses	(484)	(738)	(1,740)	(1,507)
Portion of loss recognized in accumulated other comprehensive income	(448)	(254)	(839)	(346)

Net impairment losses recognized in earnings	(932)	(992)	(2,579)	(1,853)

Total revenues	548,108	488,748	984,501	913,394

Expenses
Losses and loss expenses	361,970	292,947	763,823	525,544
Acquisition expenses	67,887	66,708	133,505	130,652
General and administrative expenses	65,886	55,676	131,847	114,641
Amortization of intangibles	3,026	2,588	5,824	5,176
Net foreign exchange losses (gains)	3,348	129	(3,570)	6,100
Interest expense	9,057	9,050	18,111	16,658

Total expenses	511,174	427,098	1,049,540	798,771

Income before income taxes	36,934	61,650	(65,039)	114,623
Income tax benefit (expense)	4,143	(3,057)	18,699	(241)

Net income (loss)	41,077	58,593	(46,340)	114,382

Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)

Net income (loss) available (attributable) to common and participating common shareholders	$37,202	$54,718	$(54,090)	$106,632

Per share data
Basic earnings (losses) per common share	$0.92	$1.02	$(1.36)	$1.97

Diluted earnings (losses) per common share	$0.87	$0.97	$(1.36)	$1.88

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended June 30, 2011
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$225,750	$277,174	$502,924
Ceded premiums written	(52,244)	(8,922)	(61,166)

Net premiums written	173,506	268,252	441,578

Net premiums earned	249,397	237,181	486,578
Other underwriting income	—	1,088	1,088

Total underwriting revenues	249,397	238,269	487,666

Expenses
Net losses and loss expenses	191,396	170,574	361,970
Acquisition expenses	15,861	52,026	67,887
General and administrative expenses	36,227	29,659	65,886

	243,484	252,259	495,743

Underwriting income (loss)	$5,913	$(13,990)	$(8,077)

Net loss ratio	76.7%	71.9%	74.4%
Acquisition expense ratio	6.4%	22.0%	14.0%
General and administrative expense ratio	14.5%	12.5%	13.5%

Combined ratio	97.6%	106.4%	101.9%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended June 30, 2010
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$231,626	$257,942	$489,568
Ceded premiums written	(36,639)	(2,126)	(38,765)

Net premiums written	194,987	255,816	450,803

Net premiums earned	227,858	228,537	456,395
Other underwriting loss	—	(2,663)	(2,663)

Total underwriting revenues	227,858	225,874	453,732

Expenses
Net losses and loss expenses	170,773	122,174	292,947
Acquisition expenses	16,554	50,154	66,708
General and administrative expenses	27,146	28,530	55,676

	214,473	200,858	415,331

Underwriting income	$13,385	$25,016	$38,401

Net loss ratio	74.9%	53.5%	64.2%
Acquisition expense ratio	7.3%	21.9%	14.6%
General and administrative expense ratio	11.9%	12.5%	12.2%

Combined ratio	94.1%	87.9%	91.0%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the six months ended June 30, 2011
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$851,581	$651,701	$1,503,282
Ceded premiums written	(245,779)	(16,873)	(262,652)

Net premiums written	605,802	634,828	1,240,630

Net premiums earned	411,889	457,522	869,411
Other underwriting income	—	19	19

Total underwriting revenues	411,889	457,541	869,430

Expenses
Net losses and loss expenses	290,232	473,591	763,823
Acquisition expenses	32,169	101,336	133,505
General and administrative expenses	73,033	58,814	131,847

	395,434	633,741	1,029,175

Underwriting income (loss)	$16,455	$(176,200)	$(159,745)

Net loss ratio	70.5%	103.5%	87.9%
Acquisition expense ratio	7.8%	22.1%	15.4%
General and administrative expense ratio	17.7%	12.9%	15.1%

Combined ratio	96.0%	138.5%	118.4%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the six months ended June 30, 2010
	Insurance	Reinsurance	Totals

Revenues
Gross premiums written	$695,967	$612,470	$1,308,437
Ceded premiums written	(152,039)	(2,653)	(154,692)

Net premiums written	543,928	609,817	1,153,745

Net premiums earned	373,534	448,050	821,584
Other underwriting loss	(2)	(2,366)	(2,368)

Total underwriting revenues	373,532	445,684	819,216

Expenses
Net losses and loss expenses	256,857	268,687	525,544
Acquisition expenses	33,980	96,672	130,652
General and administrative expenses	57,267	57,374	114,641

	348,104	422,733	770,837

Underwriting income	$25,428	$22,951	$48,379

Net loss ratio	68.8%	59.9%	64.0%
Acquisition expense ratio	9.1%	21.6%	15.9%
General and administrative expense ratio	15.3%	12.8%	13.9%

Combined ratio	93.2%	94.3%	93.8%

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	76.7%	74.9%	71.9%	53.5%	74.4%	64.2%
Acquisition expense ratio	6.4%	7.3%	22.0%	21.9%	14.0%	14.6%
General and administrative expense ratio	14.5%	11.9%	12.5%	12.5%	13.5%	12.2%

Combined ratio	97.6%	94.1%	106.4%	87.9%	101.9%	91.0%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	9.3%	3.6%	9.1%	9.4%	9.2%	6.5%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended June 30
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	86.0%	78.5%	81.0%	62.9%	83.6%	70.7%
Acquisition expense ratio	6.4%	7.3%	22.0%	21.9%	14.0%	14.6%
General and administrative expense ratio	14.5%	11.9%	12.5%	12.5%	13.5%	12.2%

Combined ratio	106.9%	97.7%	115.5%	97.3%	111.1%	97.5%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS
As Reported

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	70.5%	68.8%	103.5%	59.9%	87.9%	64.0%
Acquisition expense ratio	7.8%	9.1%	22.1%	21.6%	15.4%	15.9%
General and administrative expense ratio	17.7%	15.3%	12.9%	12.8%	15.1%	13.9%

Combined ratio	96.0%	93.2%	138.5%	94.3%	118.4%	93.8%

Effect of Prior Year Net Loss Reserve Development
Favorable / (Unfavorable)

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	14.0%	6.9%	7.8%	9.4%	10.8%	8.3%

Net of Prior Year Net Loss Reserve Development

	For the six months ended June 30
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	84.5%	75.7%	111.3%	69.3%	98.7%	72.3%
Acquisition expense ratio	7.8%	9.1%	22.1%	21.6%	15.4%	15.9%
General and administrative expense ratio	17.7%	15.3%	12.9%	12.8%	15.1%	13.9%

Combined ratio	110.0%	100.1%	146.3%	103.7%	129.2%	102.1%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)
The following tables show Endurance’s gross and net premiums written for the quarters and six months ended June 30, 2011 and 2010:

	Quarter Ended June 30, 2011		Quarter Ended June 30, 2010
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Agriculture	$57,125	$46,049	$54,170	$45,169
Professional lines	49,181	37,624	56,567	49,422
Casualty	63,178	43,811	55,406	37,527
Property	35,904	25,996	43,158	40,950
Healthcare liability	20,454	20,115	22,442	22,031
Workers’ compensation	(92)	(89)	(117)	(112)

Subtotal Insurance	$225,750	$173,506	$231,626	$194,987

Reinsurance
Catastrophe	$146,249	$139,337	$123,808	$123,808
Casualty	45,619	45,617	56,919	56,831
Property	52,185	52,185	39,999	39,999
Aerospace and Marine	26,743	24,726	24,131	22,101
Surety and other specialty	6,378	6,387	13,085	13,077

Subtotal Reinsurance	$277,174	$268,252	$257,942	$255,816

Total	$502,924	$441,758	$489,568	$450,803

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

	Six Months Ended June 30, 2011		Six Months Ended June 30, 2010
	Gross Premiums	Net Premiums	Gross Premiums	Net Premiums
	Written	Written	Written	Written

Insurance
Agriculture	$565,830	$392,521	$404,369	$313,276
Professional lines	84,650	68,748	90,075	77,024
Casualty	102,060	69,570	89,634	58,565
Property	60,594	38,581	69,681	55,038
Healthcare liability	38,591	36,521	42,758	40,554
Workers’ compensation	(144)	(139)	(550)	(529)

Subtotal Insurance	$851,581	$605,802	$695,967	$543,928

Reinsurance
Catastrophe	$284,496	$270,460	$246,477	$246,567
Casualty	161,971	161,171	164,893	164,094
Property	122,272	122,272	104,521	104,521
Aerospace and Marine	47,581	45,565	42,197	40,132
Surety and other Specialty	35,381	35,360	54,382	54,503

Subtotal Reinsurance	$651,701	$634,828	$612,470	$609,817

Total	$1,503,282	$1,240,630	$1,308,437	$1,153,745

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share and per share amounts)
The following is a reconciliation of Endurance’s net income (loss), net income (loss) per diluted common share, net income (loss) allocated to common shareholders under the two-class method and annualized return on average common equity to operating income (loss), operating income (loss) per diluted common share, operating income (loss) allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the quarters and six months ended June 30, 2011 and 2010:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss)	$41,077	$58,593	$(46,340)	$114,382
Add (Less) after-tax items:
Net foreign exchange losses (gains)	3,181	97	(3,670)	5,969
Net realized and unrealized investment (gains) losses	(20,717)	(1,967)	(24,739)	(4,317)
Net impairment losses recognized in earnings	932	992	2,579	1,853

Operating income (loss) before preferred dividends	24,473	57,715	(72,170)	117,887
Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)

Operating income (loss) available (attributable) to common and participating common shareholders	$20,598	$53,840	$(79,920)	$110,137

Operating income (loss) allocated to common shareholders under the two-class method	$20,199	$52,738	$(80,436)	$108,019

Weighted average dilutive common shares	42,155,890	55,209,516	40,227,173	55,764,486

Operating income (loss) per diluted common share [b]	$0.48	$0.96	$(2.00)	$1.94

Average common equity [a]	$2,224,270	$2,632,596	$2,444,215	$2,615,694

Operating return on average common equity	0.9%	2.0%	(3.3)%	4.2%

Annualized operating return on average common equity	3.7%	8.2%	(6.5)%	8.4%

Net income (loss)	$41,077	$58,593	$(46,340)	$114,382
Preferred dividends	(3,875)	(3,875)	(7,750)	(7,750)

Net income (loss) available (attributable) to common and participating common shareholders	$37,202	$54,718	$(54,090)	$106,632

Net income (loss) allocated to common shareholders under the two-class method	$36,492	$53,598	$(54,606)	$104,581

Net income (loss) per diluted common share	$0.87	$0.97	$(1.36)	$1.88

Return on average common equity, Net income (loss)	1.7%	2.1%	(2.2)%	4.1%

Annualized return on average common equity, Net income (loss)	6.7%	8.3%	(4.4)%	8.2%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares (2010: $200 million).

[b]	Represents diluted income (loss) per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

Operating income (loss) and operating income (loss) per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income (loss) allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income (loss) divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income (loss) represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income (loss) and net income (loss) per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income (loss) and operating income (loss) per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income (loss) and operating income (loss) per dilutive common share should not be viewed as substitutes for GAAP net income (loss) and net income (loss) per dilutive common share, respectively.
Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
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